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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Sylvan Learning Systems, Inc. of our report dated January 28, 1997, except as to Note 17, which is as of March 12, 1997, appearing on page F-1 of National Education Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
/s/ Price Waterhouse LLP
Costa Mesa, California
April 16, 1997